Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CNL Hotels & Resorts, Inc. on Form S-3 of our report dated February 12, 2004, relating to the consolidated financial statements of KSL Recreation Corporation and subsidiaries appearing in the Current Report on Form 8-K/A of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) dated June 17, 2004. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte and Touche LLP
Los Angeles, California
December 3, 2004